UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2003

BWC Financial Corp. (Exact name of registrant as specified in its chapter)

CALIFORNIA (State or other jurisdiction of incorporation)  0-10658 (Commission File Number)   94-262100 (IRS Employer Identification No.)

1400 Civic Drive, Walnut Creek, California 94596
(Address of principal executive offices)

925-932-5353
(Registrant's telephone number)

Item 5. Other Events.

On July 18, 2003, BWC Financial Corp. issued a press release reporting its financial results for the period ended June 30, 2003. A copy of such press release is attached, and incorporated herein by reference as Exhibit 99.1.

Item 7. Exhibits.

99.1 Press Release dated July 18, 2003

July 18, 2003
Walnut Creek, CA . . .

Contact: James L. Ryan
Bank of Walnut Creek
(925) 932-5353 Ext. 200

BWC FINANCIAL CORP. ANNOUNCES 2003 SECOND QUARTER & FIRST HALF EARNINGS

        James L. Ryan, Chief Executive Officer and Chairman of the Board of BWC Financial Corp. and its subsidiaries Bank of Walnut Creek and BWC Mortgage Services, announced net income for the period ending June 30, 2003.

        Ryan reported net income of $2,198,000 or $0.61 diluted earnings per share for the six months ended June 30, 2003, compared to income of $2,142,000 or $0.54 diluted earnings per share for the same period in 2002. Earnings for first half 2003 represent 1.05% return on average assets (ROA) and 10.38% return on average equity (ROE), compared to 1.07% return on average assets (ROA) and 11.14% return on average equity for first half 2002.

        For second quarter 2003, net income was $1,119,000 or $0.31 diluted earnings per share, compared to net income of $1,061,000 or $0.27 diluted earnings per share for the same period in 2002. Return on average assets for second quarter 2003 was 1.04% and return on average equity was 10.57% compared to second quarter 2002 return on average assets of 1.06% and return on average equity of 10.97%.

        Total assets of the Corporation at June 30, 2003 were $453,603,000, compared to total assets of $409,032,000 at June 30, 2002.

        Founded in 1980, Bank of Walnut Creek headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore with regional business centers in Fremont and San Jose. BWC Mortgage Services, with headquarters in San Ramon, has mortgage consultants in each of the Bank’s branch offices.

        Additional details may be found in the Summary of Consolidated Financial Results for second quarter and first half 2003:

BWC Financial Corp.
Consolidated Financial Results
In thousands except share and per share amounts
                                                                    Quarter Ended                Year to Date
SUMMARY INCOME STATEMENT                                            June 30,                     June 30,
                                                               2003           2002          2003          2002
                                                      ---------------------------------------------------------
Interest Income                                              $6,466         $6,244       $12,624       $12,871
Interest Expense                                              1,054          1,269         2,069         2,650
                                                      ---------------------------------------------------------
Net Interest Income                                           5,412          4,975        10,555        10,221
Provision for Credit Losses                                     300            300           600           600
Non-interest Income                                           4,310          2,373         8,406         4,768
Non-interest Expenses                                         7,337          5,210        14,218        10,638
Minority Interest                                               288            171           579           361
                                                      ---------------------------------------------------------
EBIT                                                          1,797          1,667         3,564         3,390
Income Taxes                                                    678            606         1,366         1,248
                                                      ---------------------------------------------------------
Net Income                                                   $1,119         $1,061        $2,198        $2,142

Weighted Average Basic shares                             3,547,848      3,742,486     3,583,303     3,731,869
Weighted Average Diluted Shares                           3,564,985      3,974,076     3,597,305     3,984,811
Basic EPS                                                     $0.32          $0.28         $0.61         $0.57
Diluted EPS                                                   $0.31          $0.27         $0.61         $0.54

SELECTED PERFORMANCE RATIOS
Return on Average Assets                                      1.04%          1.06%         1.05%         1.07%
Return on Average Equity                                     10.57%         10.97%        10.38%        11.14%
Net Interest Margin to Earning Assets                         5.42%          5.38%         5.41%         5.56%
Efficiency Ratio (Bank only)                                 68.75%         66.04%        68.13%        66.61%

SUMMARY BALANCE SHEET
In thousands                                                        June 30,
Assets:                                                        2003           2002
                                                      -----------------------------
Cash and Equivalents                                       $ 21,477       $ 42,345
Investments                                                  72,008         85,348
Loans                                                       341,917        275,293
Allowance for Credit Losses                                  (5,837)        (5,724)
BWC Mortgage Services, Loans Held-for-Sale                   11,994              -
Other Assets                                                 12,044         11,770
                                                      -----------------------------
Total Assets                                              $ 453,603      $ 409,032

Deposits                                                  $ 365,679      $ 351,741
Other Borrowings                                             41,783         15,298
Other Liabilities                                             3,241          2,678
                                                      -----------------------------
Total Liabilities                                           410,703        369,717
Equity                                                       42,900         39,315
                                                      -----------------------------
Total Liabilities and Equity                              $ 453,603      $ 409,032

                                                     ###

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of BWC Financial Corp.(BWC). These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the operating characteristics of the Company’s income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts or impact of military actions;and (5) legislative or regulatory changes adversely affecting the business in which BWC engages. Forward-looking statements speak only as of the date they are made, and BWC does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.     7/18/03